Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 30, 2013, in the Registration Statement on Form S-1 and related Prospectus of Anpulo Food, Inc. for the registration of ordinary shares dated October 30, 2013.

/s/ HHC
HHC

New York, New York

October 30, 2013